EXHIBIT 23(ii)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Forms S-3 No. 333-15371 as supplemented on July 13, 1998 and February 8, 1999) of Techdyne, Inc. and in the related Prospectus of our report dated March 9, 2001, with respect to the consolidated financial statements and schedule of Techdyne, Inc. as of and for the two years ended December 31, 2000 included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ WISS & COMPANY, LLP
                                        -------------------------------
                                        Wiss & Company, LLP


March 28, 2001
Livingston, New Jersey